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                                                                    Exhibit 99.1

INVESTOR CONTACT:                    PRESS CONTACT:

Mindy Kohl                           Jennifer Menard

Netegrity, Inc.                      Netegrity, Inc.
(781) 530-6061                       (781) 530-6202
mkohl@netegrity.com                  jmenard@netegrity.com

                       NETEGRITY ANNOUNCES Q3 2003 RESULTS

                 Company Achieves Profitability for the Quarter;
                License Revenues Increase 7% Over Second Quarter

WALTHAM, MA - OCTOBER 27, 2003 - Netegrity, Inc. (Nasdaq: NETE), a leading provider of identity and access management solutions, today announced financial results for its third quarter ended September 30, 2003. Total revenues were $20.4 million for the third quarter of 2003, an 8% increase over total revenues of $18.9 million for the second quarter of 2003. License revenues for the third quarter of 2003 were $11.4 million, a 7% increase over license revenues of $10.7 million in the second quarter. The Company reported net income on a GAAP basis for the third quarter of 2003 of $659,000, or $0.02 per share, compared to a net loss of $(2.5) million or $(0.07) per share for the second quarter of 2003. The net loss for Q2 included non-cash software amortization of $2.7 million. Q2 was the last quarter that included a charge for non-cash amortization because capitalized software was fully amortized as of June 30, 2003.

As of September 30, 2003, Netegrity had $93.8 million in cash and marketable securities. Cash used by operating activities was $185,000 for the third quarter of 2003.

For the nine months ended September 30, 2003, total revenues were $55.9 million, and license revenues were $30.5 million. The Company reported a net loss on a GAAP basis for the first nine months of 2003 of $(6.7) million or $(0.20) per share.

"I am very pleased with our solid execution this quarter which enabled the Company to return to profitability for the quarter and exceed guidance for both revenue and earnings, despite the traditional seasonality challenges and macroeconomic climate," said Barry Bycoff, Netegrity Chairman, President, and CEO. "The identity management market is one of the fastest growing segments within the security space and the breadth of Netegrity's identity and access management products enable us to provide global customers with a compelling business value proposition."
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Q3 2003 HIGHLIGHTS

- Netegrity signed agreements with 30 new customers and had 79 follow on software deals with existing customers, bringing the total number of customers to 777. Netegrity saw solid momentum in the financial services, government, and manufacturing markets, helping global organizations address critical business drivers including compliance with new regulatory and privacy mandates, revenue enhancement, business on demand for manufacturing supply chains, and secure e-government initiatives.

- Netegrity announced the next release of its Web services security product, Netegrity TransactionMinder(R) 5.6. With the new release of TransactionMinder, Netegrity now supports heterogeneous infrastructures within and across companies with support for the WS-Security specification and the Microsoft.NET platform, while offering improved performance and scalability for high volume Web service deployments.

- Netegrity worked with leading Web services vendors to develop the Web Services Reference Architecture which defines and validate the components necessary to manage and secure a Web services based infrastructure.

- Netegrity was ranked the market leader in the META Group METAspectrum for Web Single Sign-On (SSO) evaluation, scoring higher than any other vendor on the Web SSO METAspectrum chart. According to META Group criteria, leaders have significant market share, flexible pricing, a leadership role in standards making, scalable platforms, and excellent partnerships.

- Netegrity was named to the prestigious Deloitte & Touche Technology Fast 50 Program for New England for the second consecutive year. The Deloitte & Touche Fast 50 Program ranks the 50 fastest growing technology companies in the area based on the percentage of growth in fiscal year revenues over five years, from 1998-2002.

RECENT EVENTS

On October 10, 2003, Netegrity sold its portal technology for approximately $5.1 million in cash. In conjunction with this sale, the Company also closed its Bellevue facility and consolidated its research and development operations in Waltham. As a result of these transactions, Netegrity expects to report a net gain in the range of $4.0 - $4.5 million during the fourth quarter of 2003.

BUSINESS OUTLOOK

Netegrity expects growth in license revenue for Q4 versus Q3 of approximately 15%. Assuming services and other revenue in the aggregate are approximately the same as Q3, this would equate to growth in total
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revenue for Q4 of approximately 8% versus Q3. On the cost side, Netegrity expects operating expenses (prior to the net gain in the range of $4.0 - $4.5 million) to be slightly higher than Q3 as a result of modest investments in certain operating expenses including increases in sales and services headcount and a broad-based performance incentive program. On a GAAP basis, Netegrity expects net income in Q4 of approximately $0.15 per fully diluted share, which includes the net gain in the range of $4.0 - $4.5 million from the sale of its portal technology. Netegrity's financial guidance assumes continued constraint in the IT spending environment during Q4, which will be partially offset by what is typically a seasonally strong quarter. Since we are assuming we will be profitable in Q4, there will be a large increase in the number of fully diluted shares outstanding. This increase is due to the fact that the dilutive effect of "in-the-money stock options" must be taken into account for purposes of calculating the fully diluted shares outstanding. We have assumed approximately 39 million fully diluted shares outstanding during Q4, though this number could increase if our stock price continues to increase.

EARNINGS WEBCAST

In conjunction with this announcement, Netegrity will host a conference call today at 5:00 p.m. ET to discuss the Company's financial results. Netegrity will broadcast the conference call live via the Internet at the Investor section of www.netegrity.com. This Webcast will also be archived for later listening at www.netegrity.com. In addition, a telephone recording will be available until 11:59 p.m. (ET) on Wednesday, October 29th. To access the telephone recording, dial (800) 475-6701, or internationally dial (320) 365-3844, and enter access code 701328.

ABOUT NETEGRITY, INC.

Netegrity, Inc. is a leading provider of security software solutions that securely manage identities and their access to enterprise information assets, letting business in while keeping risk out. Netegrity provides a comprehensive identity and access management product line for continuously evolving computing environments, including legacy, Web, and service-oriented architectures. Netegrity's flexible, standards-based offerings increase security, reduce administrative costs and enable revenue enhancement. Supported by a network of over 1200 trained integration consultants and over 200 technology partners, Netegrity solutions are licensed to more than 300 million users at over 750 organizations worldwide, including more than half of the Fortune 100. For more information, visit www.netegrity.com.

                                       ###

Netegrity and TransactionMinder are registered trademarks of Netegrity, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Various statements in this release concerning Netegrity's future expectations, plans, and prospects constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors such as, but not limited to, general economic conditions, weakness in the global economy, increased operating expenses, our ability to develop and enhance our products and services or remain competitive in product pricing, competition in the
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marketplace, including competitors' sales strategies, development and performance of our direct and indirect sales channels, delays in product development, changes in customer and market requirements and standards, market acceptance of new products and technologies, and technological changes in the computer industry, as well as those risks more fully discussed in the Company's reports on file with the Securities and Exchange Commission including the Company's latest Form 10-K/A, Form 10-Q and any subsequent filings. In addition, any forward-looking statements represent the Company's views only as of today and should not be relied upon as representing its views as of any subsequent date. While we may elect to update forward looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on any of these forward-looking statements as representing the Company's views as of any date subsequent to today.
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                                NETEGRITY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED SEPTEMBER 30       NINE MONTHS ENDED SEPTEMBER 30
                                                            2003              2002               2003               2002
                                                          --------          --------           --------           --------
REVENUES:
Software Licenses                                         $ 11,404          $  6,457           $ 30,536           $ 27,743
Services                                                     8,144             7,885             23,274             22,957
Other                                                          849               836              2,130              2,257
                                                          --------          --------           --------           --------
Total revenues                                              20,397            15,178             55,940             52,957

Cost of revenues                                             3,841             4,504             11,208             13,743

Non-cash cost of revenues                                       --               917              5,398              2,750
                                                          --------          --------           --------           --------
Total cost of revenues                                       3,841             5,421             16,606             16,493

GROSS PROFIT                                                16,556             9,757             39,334             36,464
Selling, general, and administrative expenses               10,857            13,262             31,845             40,791
Research and development costs                               5,381             5,794             15,292             18,330
Impairment charge                                               --            57,374                 --             57,374
Restructuring expenses                                          --                --                 --                689
                                                          --------          --------           --------           --------
OPERATING INCOME (LOSS)                                        318           (66,673)            (7,803)           (80,720)

Other income (expense), net                                    404               521              1,195              1,900
                                                          --------          --------           --------           --------
Income (loss) before income taxes                              722           (66,152)            (6,608)           (78,820)

Provision for income taxes                                      63                --                122                 40
                                                          --------          --------           --------           --------
NET INCOME (LOSS)                                         $    659          $(66,152)          $ (6,730)          $(78,860)
                                                          ========          ========           ========           ========

Net  income  (loss)  per share  attributable  to
common stockholders
   Basic                                                  $   0.02          $  (1.94)          $  (0.20)          $  (2.32)
   Diluted                                                $   0.02          $  (1.94)          $  (0.20)          $  (2.32)

Weighted average common shares outstanding
    Basic                                                   34,621            34,180             34,453             34,020
    Diluted                                                 38,006            34,180             34,453             34,020

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                                 NETEGRITY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                       September 30, 2003       December 31, 2002
                                                                       ------------------       -----------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                  $   10,005               $   25,707
Available-for-sale securities                                                  27,083                   48,361
Accounts receivable, net                                                       11,240                   15,046
Prepaid and other current assets (including restricted cash)                    2,501                    3,230
                                                                           ----------               ----------
Total current assets                                                           50,829                   92,344

Property and equipment, net                                                     5,380                    6,837
Available-for-sale securities                                                  55,986                   12,655
Other intangible assets, net                                                       --                    5,398
Other assets (including restricted cash)                                        1,104                    1,128
                                                                           ----------               ----------
Total assets                                                               $  113,299               $  118,362
                                                                           ==========               ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable trade                                                     $    2,430               $    1,906
Accrued compensation and benefits                                               4,387                    4,293
Other accrued expenses                                                          4,899                    6,530
Deferred revenue                                                               16,585                   14,875
                                                                           ----------               ----------
Total current liabilities                                                      28,301                   27,604

STOCKHOLDERS' EQUITY                                                           84,998                   90,758
                                                                           ----------               ----------
Total liabilities and stockholders' equity                                 $  113,299               $  118,362
                                                                           ==========               ==========